 EXHIBIT 99.7
Letter to DTC Participants Regarding
Offer to Exchange
$750,000,000 Aggregate Principal Amount of
4.375% Senior Notes Due 2029 (CUSIP No. 451102 CC9),
Which Have Been Registered Under the Securities Act of 1933, as Amended,
for
$750,000,000 Aggregate Principal Amount of
4.375% Senior Notes Due 2029 (CUSIP Nos. 451102 CA3 and U44927 AZ1)
of
ICAHN ENTERPRISES L.P.
ICAHN ENTERPRISES FINANCE CORP.
Pursuant to the Prospectus dated           , 2021
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2021, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
           , 2021
To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:
Enclosed for your consideration is a Prospectus dated            , 2021 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), and Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance” and, together with Icahn Enterprises, the “Company”) to exchange $750,000,000 in aggregate principal amount of the Company’s 4.375% senior notes due 2029 (CUSIP No. 451102 CC9) (the “Exchange Notes”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for $750,000,000 in aggregate principal amount of the Company’s outstanding 4.375% senior notes due 2029 (CUSIP Nos. 451102 CA3 and U44927 AZ1) (the “Existing Notes”), upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal. The Existing Notes were issued on January 19, 2021 in an offering not registered under the Securities Act, under an indenture dated January 19, 2021. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.
We are asking you to contact your clients for whom you hold Existing Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Existing Notes registered in their own name.
Enclosed are copies of the following documents:
1.
the Prospectus;

2.
the Letter of Transmittal for your use in connection with the tender of Existing Notes and for the information of your clients;

3.
the Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Existing Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date; and

4.
a form of letter that may be sent to your clients for whose accounts you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.
Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on            , 2021, unless extended by the Company. We urge you to contact your clients as promptly as possible.
You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.
Additional copies of the enclosed materials may be obtained from the Exchange Agent, at the address set forth below.
Very truly yours,
Wilmington Trust, National Association
Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attention: Workflow Management 5th Floor
Nothing herein or in the enclosed documents shall constitute you or any other person as an agent of the Company or the Exchange Agent, or authorize you or any other person to use any document or make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus and the Letter of Transmittal.